UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2017

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

303 Merrick Road, Suite 400, Lynbrook, New York 11563

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (516) 256-8143

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2017, Janel Corporation (the “Company”) announced the resignation of Brian Aronson as Chief Financial Officer effective February 15, 2017. Mr. Aronson will continue to serve the Company as a financial consultant following his resignation.

The Company also announced that it has appointed Carlos Pla, age 43, as Chief Financial Officer effective February 15, 2017.  From January through December 2016, Mr, Pla served as Head of Finance, Director and Regional Financial Controller for Murex North America, Inc.  From October 2007 through December 2015, Mr. Pla performed a variety of finance roles for Oracle Corporation   including Financial, Compliance and Regional M&A Controller for Latin America Region, and Finance Controller for several countries in the EMEA (Europe, Middle East and Africa) Region. Mr. Pla received a Bachelor’s degree in business administration from Comillas Pontifical University in Barcelona, Spain, in 1997, and a finance and accounting degree from EAE Business School in Barcelona, Spain, in 1999.

Under the terms of Mr. Pla’s employment, he will receive an annual base salary of $200,000, subject to merit increases at the discretion of management, plus benefits, and he is eligible to receive incentive compensation in the amount of 20% of the Company’s Executive Incentive Compensation Pool. In addition, Mr. Pla will be granted options to purchase up to 2,083 shares of the Company’s Common Stock pursuant to the terms of the Company’s 2013 Non-Qualified Stock Option Plan. Mr. Pla’s employment may be terminated by either party at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL CORPORATION
(Registrant)

Date: February 15, 2017	By:	/s/ Brendan J. Killackey
Brendan J. Killackey
Chief Executive Officer

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